                                                                   EXHIBIT 15(E)

                            PATENT SECURITY AGREEMENT

        This PATENT SECURITY AGREEMENT (this "Agreement"), dated as of October 12, 2001, is made by JAKKS PACIFIC, INC., a Delaware corporation, FLYING COLORS TOYS, INC., a Michigan corporation, ROAD CHAMPS, INC., a Delaware corporation, and PENTECH INTERNATIONAL INC., a Delaware corporation, together with each other Person which hereafter may become a party hereto pursuant to Section 9 of this Agreement (each a "Grantor" and collectively, "Grantors"), jointly and severally, in favor of BANK OF AMERICA, N.A., as the Administrative Agent under the Loan Agreement hereafter referred to, the Lenders therein named and in favor of each of the Lenders which may hereafter become a party hereto collectively as Secured Party, with reference to the following facts:

                                    RECITALS

        A. Grantors have entered into a Loan Agreement of even date herewith among Grantors, the Lenders referred to therein, and Bank of America, N.A., as Administrative Agent (as it may from time to time be amended, restated, extended, renewed, modified or supplemented, the "Loan Agreement"). This Agreement is one of the "Loan Documents" referred to in the Loan Agreement.

        B. Pursuant to the Loan Documents of even date the Lenders are making certain credit facilities available to Grantors.

        C. As a condition of the availability of such credit facilities, Grantors are required to enter into this Agreement to grant security interests to Secured Party as herein provided.

        D. Each Grantor expects to realize direct and indirect benefits as a result of the availability of the aforementioned credit facilities.

                                    AGREEMENT

        NOW, THEREFORE, in order to induce the Lenders to extend the aforementioned credit facilities to the Grantors, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Grantors, and each of the subsequent Grantors which hereafter become party hereto, hereby jointly and severally represent, warrant, covenant and agree as follows:

1. Definitions. Terms defined in the Loan Agreement and not otherwise defined in this Agreement shall have the meanings defined for those terms in the Loan Agreement. As used in this Agreement, the following terms shall have the meanings respectively set forth after each:

        "Agreement" means this Patent Security Agreement, and any extensions, modifications, renewals, restatements, supplements or amendments hereof, including, without limitation, any documents or agreements by which additional Grantors become party hereto.

        "Collateral" means and includes all of the following: (a) all of Grantors' now-existing, or hereafter acquired, right, title, and interest in and to all of Grantors' patents, together with all applications, registrations, and recordings relating to the foregoing in the United States Patent and Trademark Office ("USPTO") or in any similar office or agency of the United States, any State thereof, or any political subdivision thereof, and all reissues, extensions, and renewals thereof, including those patents, applications, registrations and recordings described in Schedule 1 hereto (the "Patents"); (b) all licenses and sublicenses of the Patents to the extent that there exists no prohibition as a matter of law on the transfer thereof for security as contemplated by this Agreement, and (c) any and all proceeds of any of the foregoing, including any claims by Grantors against third parties for past, present and future infringement of the Patents or any licenses with respect thereto.

        "Secured Obligations" means any and all present and future Obligations of any type or nature of Grantors or any one or more of them to the Administrative Agent, the Lenders, and any one or more of them, arising under or relating to the Loan Documents or any one or more of them, whether due or to become due, matured or unmatured, liquidated or unliquidated, or contingent or noncontingent, including Obligations of performance as well as Obligations of payment, and including interest that accrues after the commencement of any bankruptcy or insolvency proceeding by or against any Grantor.

        "Secured Party" means the Administrative Agent under the Loan Agreement, the Lenders therein named and each of the Lenders which may hereafter become a party thereto. All rights of the Secured Party under this Agreement shall be exercised by the Administrative Agent, acting with the consent of those Lenders required by the Loan Agreement.

2. Security Agreement. For valuable consideration, Grantors, and each of them hereby, jointly and severally grant and assign to Secured Party a security interest, to secure the prompt and indefeasible payment and performance of the Secured Obligations, and each of them, in and to all of the presently existing and hereafter acquired Collateral. This Agreement is a continuing and irrevocable agreement and all the rights, powers, privileges and remedies hereunder shall apply to any and all Secured Obligations, including those arising under successive transactions which shall either continue the Secured Obligations, increase or decrease them and notwithstanding the bankruptcy of any Grantor or any other event or proceeding affecting any Grantor.

3. Representations, Warranties and Covenants. Grantors, and each of them, represent, warrant and agree that:

(a) To Grantors' knowledge, all of the existing Collateral is valid and subsisting and in full force and effect, and Grantors own the sole, full, and clear title thereto, and the right and power to grant the security interests granted hereunder. Grantors will, at their expense, perform all acts and execute all documents necessary to maintain the existence of the Collateral as valid, subsisting, and registered patents, including, without limitation, the filing of any renewal affidavits and applications provided that Grantors may abandon or not maintain or renew such patent if in its good faith judgment, the particular mark is not material to its business. The Collateral is not subject to any Liens, claims, mortgages, assignments or licenses of any nature whatsoever, whether recorded or unrecorded, except as permitted by the Loan Agreement.

(b) To Grantors' knowledge, as of the date hereof, none of Grantors or their Subsidiaries has any Patents registered, or subject to pending applications, in the USPTO, or any similar office or agency in the United States, other than those described in Schedule 1.

(c) No Grantor nor any Subsidiary of any Grantor shall file any application for the registration of a patent with the USPTO or any similar office or agency in the United States, or State therein, unless such Grantor or Subsidiary has informed Secured Party of such action in advance or informs Secured Party promptly thereafter. Upon request of Secured Party, Grantors shall execute and deliver to Secured Party any and all agreements, instruments, documents, and such other papers as may be reasonably requested by Secured Party to evidence the grant and assignment of a security interest to Secured Party of such patent. Each Grantor authorizes Secured Party to modify this Agreement by amending
Schedule 1 to include any new patent, and any patent renewal of any Grantor applied for and obtained hereafter.

(d) Except to the extent permitted by this Agreement, no Grantor nor any Subsidiary of any Grantor has abandoned any of the Patents, and no Grantor nor any Subsidiary of any Grantor will do any act, or omit to do any act, whereby the Patents may become abandoned, canceled, invalidated, unenforceable, avoided, or avoidable. Each Grantor shall notify Secured Party promptly if it knows, or has reason to know, of any reason why any application, registration, or recording may become abandoned, canceled, invalidated, or unenforceable.

(e) Grantors will render any assistance, as Secured Party may reasonably determine is necessary, to Secured Party in any proceeding before the USPTO, any federal or state court, or any similar office or agency in the United States, or any State therein, to protect Secured Party's security interest in the Patents.

(f) Grantors assume all responsibility and liability arising from the use of the Patents, and each Grantor hereby indemnifies and holds the Administrative Agent and each of the Lenders harmless from and against any claim, suit, loss, damage, or expense (including reasonable attorneys' fees) arising out of any alleged defect in any product manufactured, promoted, or sold by any Grantor (or any Affiliate or Subsidiary thereof) in connection with any Patent or out of the manufacture, promotion, labeling, sale, or advertisement of any such product by any Grantor or any Affiliate or Subsidiary thereof.

(g) Grantors shall promptly notify Secured Party in writing of any adverse determination in any proceeding in the USPTO or domestic Governmental Agency, court or body, regarding any Grantor's ownership of any of the Patents. In the event of any material infringement of any of the Patents by a third party, Grantors shall promptly notify Secured Party of such infringement and shall diligently pursue damages or an injunction for such infringement provided that Grantors have no obligation to take any such action with respect to a Patent if, in its good faith judgement, such Patent is not material to its business..

(h) Each Grantor shall, at its sole expense, do, make, execute and deliver all such additional and further acts, things, assurances, and instruments, in each case in form and substance reasonably satisfactory to Secured Party, relating to the creation, validity, or perfection of the security interests provided for in this Agreement under 35 U.S.C. Section 261, 15 U.S.C. Section 1051 et seq., the Uniform Commercial Code or other Law of the United States, the State of California, or of any other States as Secured Party may from time to time reasonably request, and shall take all such other action as the Secured Party may reasonably require to more completely vest in and assure to Secured Party its security interest in any of the Collateral, and each Grantor hereby irrevocably authorizes Secured Party or its designee, at such Grantor's expense, to execute such documents, and file such financing statements with respect thereto with or without such Grantor's signature, as Secured Party may reasonably deem appropriate. In the event that any recording or refiling (or the filing of any statement of continuation or assignment of any financing statement) or any other action, is required at any time to protect and preserve such security interest, Grantors shall, at their sole cost and expense, cause the same to be done or taken at such time and in such manner as may be necessary and as may be reasonably requested by Secured Party. Each Grantor further authorizes Secured Party to have this or any other similar security agreement recorded or filed with the Commissioner of Patents and Trademarks or other appropriate federal, state or government office.

(i) Secured Party is hereby irrevocably appointed by each Grantor as its lawful attorney and agent, with full power of substitution to execute and deliver on behalf of and in the name of any or all Grantors, such financing statements and other documents and agreements, and to take such other action as Secured Party may deem necessary for the purpose of perfecting, protecting or effecting the security interests granted herein and effected hereby, and any mortgages or Liens necessary or desirable to implement or effectuate the same, under any applicable Law, and Secured Party is hereby authorized to file on behalf of and in the name of any or all Grantors, at Grantors' sole expense, such financing statements, documents and agreements in any appropriate governmental office.

(j) Secured Party may, in its sole discretion, pay any amount, or do any act which Grantors fail to pay or do as reasonably required hereunder to preserve, defend, protect, maintain, record, amend, or enforce the Secured Obligations, the Collateral, or the security interest granted hereunder, including, but not limited to, all filing or recording fees, court costs, collection charges, and reasonable attorneys' fees. Grantors will be liable to Secured Party for any such payment, and any amount so paid shall be an expense reimbursable by the Borrowers under Section 11.3 of the Loan Agreement (or, in the proper case, by each other Grantor under the expense provisions of its Guaranty).

4. Events of Default. Any "Event of Default" as defined in the Loan Agreement shall constitute an Event of Default hereunder.

5. Rights and Remedies. Upon the occurrence and during the continuance of any such Event of Default, in addition to all other rights and remedies of Secured Party, whether provided under Law, the Loan Agreement or otherwise, Secured Party may enforce its security interest hereunder which may be exercised without notice to, or consent by, any Grantor, except as such notice or consent is expressly provided for hereunder. Upon such enforcement:

(a) Secured Party may use any of the Patents for the sale of goods, completion of work in process, or rendering of services in connection with enforcing any security interest granted to Secured Party by Grantors or any Subsidiary of any Grantor.

(b) Secured Party may grant such license or licenses relating to the Collateral for such term or terms, on such conditions and in such manner, as Secured Party shall, in its sole discretion, deem appropriate. Such license or licenses may be general, special, or otherwise, and may be granted on an exclusive or nonexclusive basis throughout all or part of the United States of America and its territories and possessions.

(c) Secured Party may assign, sell, or otherwise dispose of the Collateral, or any part thereof, either with or without special conditions or stipulations, except that Secured Party agrees to provide Grantors with ten (10) days' prior written notice of any proposed disposition of the Collateral. Each Grantor hereby irrevocably appoints each Borrower as its agent for the purpose of receiving notice of sale hereunder, and agrees that such Grantor conclusively shall be deemed to have received notice of sale when notice of sale has been given to each Borrower. Each Grantor expressly waives any right to receive notice of any public or private sale of any Collateral or other security for the Secured Obligations except as expressly provided in this Section 5(c). Secured Party shall have the power to buy the Collateral, or any part thereof, and Secured Party shall also have the power to execute assurances and perform all other acts which Secured Party may, in Secured Party's sole discretion, deem appropriate or proper to complete such assignment, sale, or disposition. In any such event, Grantors shall be liable for any deficiency.

(d) In addition to the foregoing, in order to implement the assignment, sale or other disposition of any of the Collateral pursuant to Section 5(c) hereof, Secured Party may, at any time, execute and deliver, on behalf of Grantors, and each of them, pursuant to the authority granted in powers of attorney, one or more instruments of assignment of the Patents (or any application, registration, or recording relating thereto), in form suitable for filing, recording, or registration. Grantors agree to pay Secured Party, on demand, all costs incurred in any such transfer of the Collateral, including, but not limited to any taxes, fees, and reasonable attorneys' fees.

(e) Secured Party may first apply the proceeds actually received from any such use, license, assignment, sale, or other disposition of Collateral first to the reasonable costs and expenses thereof, including, without limitation, reasonable attorneys' fees and all reasonable legal, travel, and other expenses which may be incurred by Secured Party. Thereafter, Secured Party may apply any remaining proceeds to such of the Secured Obligations as provided in the Loan Agreement. Grantors shall remain liable to Secured Party for any expenses or Secured Obligations remaining unpaid after the application of such proceeds, and Grantors will pay Secured Party, on demand, any such unpaid amount, together with interest at the rate(s) set forth in the Loan Agreement.

(f) Upon request of Secured Party, Grantors shall supply to Secured Party, or Secured Party's designee, Grantors' knowledge and expertise relating to the manufacture and sale of the products and services relating to the Patents and Grantors' customer lists and other records relating to the Patents and the distribution hereof.

        Nothing contained herein shall be construed as requiring Secured Party to take any such action at any time. All of Secured Party's rights and remedies, whether provided under Law, the Loan Agreement, this Agreement, or otherwise shall be cumulative, and none is exclusive of any right or remedy otherwise provided herein or in any of the other Loan Documents, at law or in equity. Such rights and remedies may be enforced alternatively, successively, or concurrently.

        Secured Party or Designee will keep such confidential information, lists or records provided hereunder in confidence in accordance with Section 11.16 of the Loan Agreement.

6. Waivers.

(a) Each Grantor hereby waives any and all rights that it may have to a judicial hearing, if any, in advance of the enforcement of any of Secured Party's rights hereunder, including, without limitation, its rights following any Event of Default and during the continuance thereof to take immediate possession of the Collateral and exercise its rights with respect thereto.

(b) Secured Party shall not be required to marshal any present or future security for (including, but not limited to, this Agreement and the Collateral subject to a security interest hereunder), or guaranties of, the Secured Obligations or any of them, or to resort to such security or guaranties in any particular order. Each Grantor hereby agrees that it will not invoke any Law relating to the marshaling of collateral which might cause delay in or impede the enforcement of Secured Party's rights under this Agreement or any other instrument evidencing any of the Secured Obligations or by which any of such Secured Obligations is secured or guaranteed, and each Grantor hereby irrevocably waives the benefits of all such Laws.

(c) Except for notices specifically provided for herein, each Grantor hereby expressly waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. With respect both to Secured Obligations and any collateral therefor, each Grantor assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, of any Person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as Secured Party may deem advisable. Secured Party shall have no duty as to the protection of the Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto except as otherwise required by Law. Secured Party may exercise its rights with respect to the Collateral without resorting or regard to other collateral or sources of reimbursement for liability. Secured Party shall not be deemed to have waived any of its rights upon or under the Loan Agreement or the Collateral unless such waiver be in writing and signed by the Secured Party. The exercise of the rights under this Agreement are not intended by the parties to constitute an "action" within the meaning of Sections 580a, 580d, or 726 of the California Code of Civil Procedure. No delay or omission on the part of the Secured Party in exercising any right shall operate as a waiver of any right on any future occasion. All rights and remedies of the Secured Party under the Loan Agreement or on the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly or concurrently.

7. Costs and Expenses. Grantors will pay any and all charges, costs and taxes incurred in implementing or subsequently amending this Agreement, including, without limitation, recording and filing fees, appraisal fees, stamp taxes, and reasonable fees and disbursements of Secured Party's counsel incurred by Secured Party, and the allocated cost of in-house counsel to Secured Party, in connection with this Agreement, and in the enforcement of this Agreement and in the enforcement or foreclosure of any Liens, security interests or other rights of the Secured Party under this Agreement, or under any other documentation heretofore, now, or hereafter given to Secured Party in furtherance of the transactions contemplated hereby.

8. Continuing Effect. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor's assets.

9. Joinder. Any other Person may become a Grantor hereunder and become bound by the terms and conditions of this Agreement by executing and delivering to Administrative Agent an Instrument of Joinder substantially in the form attached hereto as Exhibit A, accompanied by such documentation as Administrative Agent may require to establish the due organization, valid existence and good standing of such Person, its qualification to engage in business in each material jurisdiction in which it is required to be so qualified, its authority to execute, deliver and perform this Agreement, and the identity, authority and capacity of each Responsible Official thereof authorized to act on its behalf.

10. Release of Grantors. This Agreement and all Secured Obligations of Grantors hereunder shall be released when all Secured Obligations have been paid in full in cash or otherwise performed in full and when no portion of the Commitments remain outstanding. Upon such release of Grantors' Secured Obligations hereunder, Secured Party shall return and reassign any Collateral to Grantors, or to the Person or Persons legally entitled thereto, and shall endorse, execute, deliver, record and file all instruments and documents, and do all other acts and things, reasonably required for the return of the Collateral to Grantors, or to the Person or Persons legally entitled thereto, and to evidence or document the release of Secured Party's interests arising under this Agreement, all as reasonably requested by, and at the reasonable expense of, Grantors.

11. Additional Powers and Authorization. Secured Party shall be entitled to the benefits accruing to it as Administrative Agent under the Loan Agreement and the other Loan Documents. Notwithstanding anything contained herein to the contrary, Secured Party may employ agents, trustees, or attorneys-in-fact and may vest any of them with any Property (including, without limitation, any Collateral assigned hereunder), title, right or power deemed necessary for the purposes of such appointment.

12. WAIVER OF JURY TRIAL. EACH GRANTOR AND SECURED PARTY EXPRESSLY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE LOAN AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH GRANTOR AND SECURED PARTY AGREE THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY ARE WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT, THE LOAN AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

13. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE FEDERAL LAWS OF THE UNITED STATES OF AMERICA AND THE LAWS OF THE STATE OF CALIFORNIA.

14. Miscellaneous.

(a) Grantors and Secured Party may from time to time agree in writing to the release of certain of the Collateral from the security interest created hereby.

(b) Any notice, request, demand or other communication required or permitted under this Agreement shall be in writing and shall be deemed to be properly given if done in accordance with Section 11.6 of the Loan Agreement.

(c) Except as otherwise set forth in the Loan Agreement, the provisions of this Agreement may not be modified, amended, restated or supplemented, whether or not the modification, amendment, restatement or supplement is supported by new consideration, except by a written instrument duly executed and delivered by Secured Party and Grantors.

(d) Except as otherwise set forth in the Loan Agreement or this Agreement, any waiver of the terms and conditions of this Agreement, or any Event of Default and its consequences hereunder or thereunder, and any consent or approval required or permitted by this Agreement to be given, may be made or given with, but only with, the written consent of Secured Party on such terms and conditions as specified in the written instrument granting such waiver, consent or approval.

(e) Any failure or delay by Secured Party to require strict performance by Grantors of any of the provisions, warranties, terms, and conditions contained herein, or in any other agreement, document, or instrument, shall not affect Secured Party's right to demand strict compliance and performance therewith, and any waiver of any default shall not waive or affect any other default, whether prior or subsequent thereto, and whether of the same or of a different type. None of the warranties, conditions, provisions, and terms contained herein, or in any other agreement, document, or instrument, shall be deemed to have been waived by any act or knowledge of Secured Party, its agents, officers, or employees, but only by an instrument in writing, signed by an officer of Secured Party and directed to Grantors, specifying such waiver.

(f) If any term or provision of this Agreement conflicts with any term or provision of the Loan Agreement, the term or provision of the Loan Agreement shall control.

(g) If any provision hereof shall be deemed to be invalid by any court, such invalidity shall not affect the remainder of this Agreement.

(h) This Agreement supersedes all prior oral and written assignments and agreements between the parties hereto on the subject matter hereof.

(i) This Agreement shall be binding upon, and for the benefit of, the parties hereto and their respective legal representatives, successors, and assigns.

(j) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same agreement.

        IN WITNESS WHEREOF, each Grantor has executed this Agreement by its duly authorized officer as of the date first written above.


"Grantors"


JAKKS PACIFIC, INC.
FLYING COLORS TOYS, INC.
ROAD CHAMPS, INC.
PENTECH INTERNATIONAL INC.


By: /s/ JOEL M. BENNETT
   ----------------------------------

Title: EXEC. V.P./C.F.O.
      -------------------------------
      of each of the foregoing


ACCEPTED AND AGREED
AS OF THE DATE FIRST
ABOVE WRITTEN:

"Secured Party"

BANK OF AMERICA, N.A.,
as Administrative Agent, and
for and on behalf of the Lenders

By: /s/ SCOTT J. OLMSTED
   ----------------------------------
        Scott J. Olmsted

Title: Assistant Vice President
      -------------------------------

                                   SCHEDULE 1
                                       TO
                            PATENT SECURITY AGREEMENT

                          Existing and Pending Patents

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                                                  Application No./      Application Date/
         Owner                  Patent            Registration No.      Registration Date
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

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

                                    EXHIBIT A
                                       TO
                            PATENT SECURITY AGREEMENT

                              INSTRUMENT OF JOINDER

        THIS INSTRUMENT OF JOINDER (this "Joinder") is executed as of _________________, _____, by ______________________________, a
___________________________ ("Joining Party"), and delivered to Bank of America N.A., as Administrative Agent, pursuant to the Patent Security Agreement dated as of October 12, 2001 made by JAKKS Pacific, Inc., a Delaware corporation, Flying Colors Toys, Inc., a Michigan corporation, Road Champs, Inc., a Delaware corporation, and Pentech International Inc., a Delaware corporation (and, with other parties that may be added from time to time, the "Grantors"), in favor of the Administrative Agent and the Lenders referred to in the Loan Agreement referred to below (the "Agreement"). Terms used but not defined in this Joinder shall have the meanings defined for those terms in the Agreement.

                                    RECITALS

1. The Agreement was made by the Grantors in favor of the Administrative Agent for the benefit of the Lenders that are parties to that certain Loan Agreement dated as of October 12, 2001 by and among the Borrowers which are parties thereto, the Lenders which are parties thereto, and Bank of America, N.A., as the Administrative Agent for the Lenders (the "Loan Agreement).

2. Joining Party is required pursuant to the Loan Agreement to become a Grantor.

3. Joining Party expects to realize direct and indirect benefits as a result of the availability of the credit facilities under the Loan Agreement to the Borrowers.

        NOW THEREFORE, Joining Party agrees as follows:

                                    AGREEMENT

(2) By this Joinder, Joining Party becomes a "Grantor" under and pursuant to
Section 9 of the Agreement. Joining Party agrees that, upon its execution hereof, it will become a Grantor under the Agreement with respect to all Obligations of the Borrowers heretofore or hereafter incurred under the Loan Documents, and will be bound by all terms, conditions, and duties applicable to a Grantor under the Agreement.

(3) The effective date of this Joinder is _________, _____.

                                        "Joining Party"

                                        ---------------------------------------,

                                        a
                                         ---------------------------------------


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

ACKNOWLEDGED:

BANK OF AMERICA, N.A.,
as Administrative Agent

By:
   -------------------------------------
Name:
     -----------------------------------
Title:
      ----------------------------------